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                                                                    EXHIBIT 10.2

SILICON VALLEY BANK

                           AMENDMENT TO LOAN DOCUMENTS
                                 (EXIM PROGRAM)

BORROWER: ONYX SOFTWARE CORPORATION

DATE: MARCH 30, 2005

      THIS AMENDMENT TO LOAN DOCUMENTS (EXIM PROGRAM) is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

      The Parties agree to amend the Loan and Security Agreement (Exim Program) between them, dated May 5, 2003 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

      1. MODIFIED CREDIT LIMIT. The following paragraph is hereby added at the end of Section 1 of the Schedule to Loan and Security Agreement (Exim Program) and shall read as follows:

            Notwithstanding the foregoing, the total outstanding Obligations under this Agreement and the Revolving Loans under the Non-Exim Agreement (as defined below) shall not at any time exceed $8,000,000 (inclusive of any issued Letters of Credit).

      2. MODIFIED COLLATERAL MONITORING FEE. The Collateral Monitoring Fee set forth in Section 3 of the Schedule to Loan and Security Agreement (Exim Program) is hereby amended to read as follows:

            Collateral Monitoring
            Fee: $1,000 per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement); provided, however such fee will be $0.00 while that certain Streamline Facility Agreement dated March 30, 2005 is in effect.

      3. MODIFIED MATURITY DATE. The Maturity Date set forth in Section 4 of the Schedule to Loan and Security Agreement (Exim Program) is hereby amended to read as follows:

            4. MATURITY DATE

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SILICON VALLEY BANK                           AMENDMENT TO LOAN AGREEMENT (EXIM)

            (Section 6.1):        MARCH 29, 2006.

      4. FEE. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $30,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.

      5. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

      6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

   BORROWER:                                  SILICON:

   ONYX SOFTWARE CORPORATION                  SILICON VALLEY BANK

   BY /s/ JAMES O. BECK                       BY /s/ SHANE ANDERSON
      -------------------------------            ------------------------------
         TREASURER                            TITLE RELATIONSHIP MGR

   BY /s/ PAUL DAUBER
      -------------------------------
         SECRETARY OR ASS'T SECRETARY

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